UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operations Officer and Chief Financial Officer Appointments

On July 23, 2007, Willdan Group, Inc. (the “Company”) announced the appointment by its board of directors (the “Board”) of Chief Financial Officer Mallory McCamant to the position of Chief Operations Officer of the Company.  The Company also announced the appointment of Kimberly D. Gant as Chief Financial Officer of the Company.  Ms. McCamant had served as Chief Financial Officer of the Company since January 2006.

Ms. Gant, age 41, previously was vice president of corporate development for AECOM Technology Corporation since January 2005.  At AECOM, a global provider of professional technical and management support services to government and commercial clients, Ms. Gant was responsible for due diligence and integration activities for mergers and acquisitions, treasury and capital markets activities and SEC financial reporting compliance.  From October 1996 to January 2005, Ms. Gant was employed by Tetra Tech, Inc., a leading provider of consulting, engineering and technical services, for eight years.  There, she held finance positions of increasing responsibility, including vice president of corporate development and treasury and vice president of corporate planning and reporting, where she was responsible for pre-acquisition financial analysis, acquisition due diligence and execution, treasury management, strategic sourcing and international business and financial risk assessment.  Prior to joining Tetra Tech, Ms. Gant was employed by Hydro-Search, Inc., an engineering and consulting firm, in various accounting positions.  Ms. Gant is a certified public accountant and holds a B.A. degree in Accountancy from the University of Oklahoma.

McCamant Employment Agreement

In connection with the appointment by the Board of Ms. McCamant as the Company’s Chief Operations Officer, the Company entered into a new Employment Agreement (the “McCamant Employment Agreement”) with Ms. McCamant, effective as of July 23, 2007, regarding the terms of Ms. McCamant’s employment.  The McCamant Employment Agreement supersedes in its entirety the prior employment agreement between the Company and Ms. McCamant.

The McCamant Employment Agreement provides that Ms. McCamant will receive an annual base salary of $205,000 through December 31, 2008.  The Company will review Ms. McCamant’s base salary at least annually and may increase, but not decrease, the salary then in effect based on such review.  Ms. McCamant also is eligible to receive an annual discretionary bonus of up to 50% of her base salary as determined by the Board for each twelve-month period based on performance targets established by the Board.

The McCamant Employment Agreement terminates on December 31, 2008, with the agreement automatically extended on an at-will basis until terminated by the Company or Ms. McCamant.

The McCamant Employment Agreement provides for Ms. McCamant’s right to participate in the Company’s employee pension and welfare benefit programs.  Pursuant to the McCamant Employment Agreement, Ms. McCamant also is provided with an automobile allowance of $940 per month.  Additionally, the McCamant Employment Agreement imposes on Ms. McCamant confidentiality obligations and non-competition and non-solicitation restrictions that survive termination of employment.

If Ms. McCamant’s employment is terminated by the Company without cause or Ms. McCamant for good reason (as those terms are defined in the agreement), Ms. McCamant will receive severance compensation in an amount equal to her then-current annual base salary through the date that is the later of six months from the date that the McCamant Employment Agreement is terminated and December 31, 2008, plus health benefits for such period.  However, if Ms. McCamant breaches her non-competition or non-solicitation obligations under the McCamant Employment Agreement at any time, she will no longer be entitled to receive any unpaid severance benefits.

Gant Employment Agreement

In connection with the appointment by the Board of Ms. Gant as the Company’s Chief Financial Officer, the Company and Ms. Gant entered into an Employment Agreement (the “Gant Employment Agreement”), effective as of July 23, 2007, regarding the terms of Ms. Gant’s employment.

The Gant Employment Agreement provides that Ms. Gant will receive an annual base salary of $200,000 through December 31, 2008.  The Company will review Ms. Gant’s base salary at least annually and may increase, but not decrease, the salary then in effect based on such review.  Ms. Gant also is eligible to receive an annual discretionary bonus of up to 50% of her base salary as determined by the Board for each twelve-month period based on performance targets established by the Board.

The Gant Employment Agreement terminates on December 31, 2008, with the agreement automatically extended on an at-will basis until terminated by the Company or Ms. Gant.

The Gant Employment Agreement provides for Ms. Gant’s right to participate in the Company’s employee pension and welfare benefit programs.  Pursuant to the Gant Employment Agreement, Ms. Gant also is provided with an automobile allowance of $940 per month.  Additionally, the Gant Employment Agreement imposes on Ms. Gant confidentiality obligations and non-competition and non-solicitation restrictions that survive termination of employment.

In connection with her appointment, Ms. Gant is entitled to participate in the Company’s 2006 Stock Incentive Plan (the “Stock Incentive Plan”).  Pursuant to the Stock Incentive Plan, on July 23, 2007, the Company granted Ms. Gant an option to purchase 25,000 shares of common stock of the Company at an exercise price of $9.90 per share, the closing price of the Company’s common stock on that date.  The option will vest in substantially equal annual installments over the three-year period following the date of the grant.  The option was granted under the Stock Incentive Plan on terms and conditions substantially similar to those contained in the form of stock option agreement previously filed by the Company with the Securities and Exchange Commission.

If Ms. Gant’s employment is terminated by the Company without cause or Ms. Gant for good reason (as those terms are defined in the agreement), Ms. Gant will receive severance compensation in an amount equal to her then-current annual base salary through the date that is the later of six months from the date that the Gant Employment Agreement is terminated and December 31, 2008, plus health benefits for such period.  However, if Ms. Gant breaches her non-competition or non-solicitation obligations under the Gant Employment Agreement at any time, she will no longer be entitled to receive any unpaid severance benefits.

The foregoing descriptions of the McCamant Employment Agreement and Gant Employment Agreement are qualified in their entirety by reference to the McCamant Employment Agreement and Gant Employment Agreement filed as Exhibits 10.1 and 10.2, which are hereby incorporated by reference herein.

Item 7.01.                                          Regulation FD Disclosure.

Willdan Group, Inc. issued a press release dated July 23, 2007.  The press release announced the appointments of Ms. McCamant as Chief Operations Officer of the Company and Ms. Gant as Chief Financial Officer of the Company.  The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.  The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(d)                               Exhibits.

10.1	McCamant Employment Agreement dated July 23, 2007

10.2	Gant Employment Agreement dated July 23, 2007

99.1	Press Release dated July 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: July 25, 2007	By:	/s/ Mallory McCamant
Mallory McCamant
Chief Operations Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	McCamant Employment Agreement dated July 23, 2007

10.2	Gant Employment Agreement dated July 23, 2007

99.1	Press Release dated July 23, 2007